UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 24, 2020 (June 23, 2020)

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following approval of Proposal No. 1 below, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada re-adopting the prior amendment increasing the number of shares of common stock that it is authorized to issue from 995,000,000 shares to 1,445,000,000 shares. The par value of the common stock remains $0.001 per share.

A copy of the foregoing Amendment to the Company’s Articles of Incorporation is filed herewith.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Shareholders on June 23, 2020. The requisite quorum for the meeting of 50.0% was present. At the meeting, Shareholders voted as follows:

Proposal No. 1: To again vote on the amendment of our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 995,000,000 shares to 1,445,000,000 shares and to file a new amendment to our Articles of Incorporation reflecting such approval.

For: 776,095,460	Against: 134,034,571	Abstain: 4,064,230

Proposal No. 2: Granting discretionary authority to adjourn the virtual Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the virtual Special Meeting to approve Proposal No. 1.

For: 836,158,065	Against: 70,781,471	Abstain: 7,254,725

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

(d) Exhibits:
3.1	Amendment to the Articles of Incorporation of Elite Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2020	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO

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